Exhibit 99.B(d)(57)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wellington Management Company, LLP

As of November 12, 2003, as amended May 31, 2006 and December 7, 2006

SEI INSTITUTIONAL MANAGED TRUST

Real Estate Fund

Enhanced Income Fund

Small/Mid Cap Diversified Alpha Fund

Agreed and Accepted:

SEI Investments Management Corporation	Wellington Management Company, LLP

By:	By:
/s/ Sofia A. Rosala	/s/ Jonathan M. Payson

Name:	Name:
Sofia A. Rosala	/s/ Jonathan M. Payson

Title:	Title:
Vice President	Senior Vice President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wellington Management Company, LLP

As of November 12, 2003 as amended May 31, 2006 and December 7, 2006

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Real Estate Fund	x.xx	%
Enhanced Income Fund	x.xx	%
Small/Mid Cap Diversified Alpha Fund	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation	Wellington Management Company, LLP

By:	By:
/s/ Sofia A. Rosala	/s/ Jonathan M. Payson

Name:	Name:
Sofia A. Rosala	/s/ Jonathan M. Payson

Title:	Title:
Vice President	Senior Vice President